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                                                                   EXHIBIT 23(A)



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-18567 of Quality Food Centers, Inc. on Form S-3 of our report dated March 20, 1996, incorporated by reference in the Annual Report on Form 10-K of Quality Food Centers, Inc. for the year ended December 30, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                          DELOITTE & TOUCHE LLP



Seattle, Washington
December 24, 1996